UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2010

L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33002	02-0807887
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 30, 2010, L-1 Identity Solutions, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment and consent (the “Third Amendment”) to the Second Amended and Restated Credit Agreement dated as of August 5, 2008, among L-1 Identity Solutions Operating Company, the Company, Bank of America, N.A., the Lenders party thereto, Wachovia Bank, National Association, Banc of America Securities LLC and Wachovia Capital Markets LLC (as amended, the “Credit Agreement”).

The Third Amendment extends the time period during which modified financial covenants will apply under the Credit Agreement, subject to the Company entering into a definitive agreement providing for the sale of all or substantially all of the assets and operations of the Company and its subsidiaries in connection with its strategic alternatives review by September 30, 2010.  Pursuant to the Credit Agreement, the Company must maintain at the end of each fiscal quarter a minimum fixed charge coverage ratio (generally, EBITDA over interest charges and scheduled debt principal payments) and a maximum leverage ratio (generally, indebtedness over EBITDA), the computation of which is subject to previously negotiated definitions contained in the Credit Agreement (as defined in the Credit Agreement “Consolidated Debt Service Coverage Ratio” and “Consolidated Leverage Ratio”, respectively).  The Third Amendment provides that if the Company enters into a definitive agreement in connection with its strategic alternatives review by September 30, 2010:

•
the Consolidated Debt Service Coverage Ratio will remain at 1.65 to 1.00 for the third fiscal quarter of 2010 and the period through and including March 30, 2011, after which the Consolidated Debt Service Coverage Ratio shall return to 2.25 to 1.00 for each fiscal quarter thereafter, and

•
the Consolidated Leverage Ratio shall remain at 3.85 to 1.00 for the third fiscal quarter of 2010 and the period through and including March 30, 2011, after which the Consolidated Leverage Ratio shall return to 2.75 to 1.00 for each fiscal quarter thereafter.

The Third Amendment also provides the Company with additional flexibility to structure transactions in connection with its strategic alternatives review by providing consent under the dispositions covenant of the Credit Agreement to allow the Company to sell any portion of its business constituting less than “all or substantially all” of the Company’s assets separately.  The consent is subject to the Company’s ability to meet financial covenants on a pro forma basis, such disposition not having, in the reasonable opinion of the Company, a material adverse impact on any ongoing or anticipated negotiations in connection with the strategic alternatives process, the consideration received in such a sale must consist of cash and the cash proceeds of such sale must be applied to repay indebtedness, as currently required by the Credit Agreement.

A copy of the Third Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto.  Investors are encouraged to review the full text of the Third Amendment for a detailed description of the terms thereof.

Item 9.01     Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
10.1

Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated as of August 30, 2010, among L-1 Identity Solutions Operating Company, L-1 Identity Solutions, Inc., each of the other Guarantors, each Lender party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2010
L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ James A. DePalma
James A. DePalma Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated as of August 30, 2010, among L-1 Identity Solutions Operating Company, L-1 Identity Solutions, Inc., each of the other Guarantors, each Lender party thereto, and Bank of America, N.A., as administrative agent.